UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2019

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor
Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 588-1960

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVEO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 21, 2019, AVEO Pharmaceuticals, Inc. (the “Company”) received a deficiency letter on March 18, 2019 from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that for the previous 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until September 16, 2019 (the “Initial Compliance Date”), to regain compliance with the Bid Price Rule.

Though the Company will not regain compliance by the Initial Compliance Date, the Company may be eligible for an additional 180 calendar day compliance period (the “Additional Compliance Period”) if it meets certain requirements, including the continued listing requirement for the market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement.

Under Nasdaq Listing Rule 5505(b)(1)(A), the minimum stockholders’ equity requirement is $5.0 million (the “Stockholders’ Equity Requirement”). As of June 30, 2019, the Company’s total stockholders’ equity was $1.63 million, as reported in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019 and filed with the SEC on August 8, 2019. On August 1, 2019, the Company earned an upfront payment of $25.0 million from Kyowa Kirin Co., Ltd. (formerly Kirin Brewery Co., Ltd.) in connection with the transaction described in the Company’s Current Report on Form 8-K filed with the SEC on August 1, 2019. As a result of this transaction, the Company believes that it meets the Stockholders’ Equity Requirement. The Company expects to report stockholders’ equity in excess of $5.0 million as of September 30, 2019 in its next Quarterly Report on Form 10-Q. Nasdaq will continue to monitor the Company’s ongoing compliance with the Stockholders’ Equity Requirement and, if the Company fails to evidence compliance upon filing its Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2019, the Company may be subject to delisting from The Nasdaq Capital Market.

The Company will report the Staff’s determination regarding the Company’s eligibility for the Additional Compliance Period by filing an additional Current Report on Form 8-K upon Nasdaq’s notification to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

By:	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer

Date: September 12, 2019